UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-12

DELAWARE POOLED TRUST
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 5, 2008

Dear Shareholder:

A Special Meeting of Shareholders of The International Equity and The Labor Select International Equity Portfolios (each a "Fund" and collectively the "Funds"), each a series of Delaware Pooled Trust (the "Trust"), is being held in Philadelphia on March 6, 2008. We ask that you take the time to review the enclosed proxy statement and provide us with your vote on the important issues affecting your Fund. Please vote your shares promptly. Your vote is extremely important, no matter how large or small your holdings may be.

The proposal has been carefully reviewed by each Fund's Board of Trustees. The Trustees, most of whom are not affiliated with Delaware Investments, are responsible for protecting your interests as a shareholder. The Trustees believe the proposal is in the best interests of shareholders. They recommend that you vote FOR the proposal.

Voting is quick and easy. Everything you need is enclosed. To cast your vote, simply complete the proxy card enclosed in this package. Be sure to sign the card before mailing it in the postage-paid envelope. You may also vote your shares by touch-tone telephone or through the Internet.

If you have any questions before you vote, please call Computershare Fund Services, Inc. ("Computershare"), the Funds' proxy solicitor, at 1-800-708-7957. Computershare will be glad to help you get your vote in quickly. You may also receive a telephone call from Computershare reminding you to vote your shares. Thank you for your participation in this important initiative.

Thank you for taking this matter seriously and participating in this important process.

Sincerely,

Patrick P. Coyne
President

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT

We encourage you to read the attached proxy statement in full; however, the following questions and answers represent some typical concerns that shareholders might have regarding this proxy.

Q:  WHY IS DELAWARE INVESTMENTS SENDING ME THIS PROXY?

Open-end investment companies are required to obtain shareholders' votes for certain types of changes. As a shareholder, you have a right to vote on major policy decisions, such as those included here.

Q:  WHAT ARE THE ISSUES CONTAINED IN THIS PROXY?

There is one different proposal impacting two Funds presented here and it is outlined in the Notice at the beginning of the proxy statement.

Q:  HOW WILL THE PROPOSALS AFFECT ME AS A FUND SHAREHOLDER?

Changing the fundamental policy concerning concentration of investments of a fund enables the investment manager to invest more than 25% of a fund's assets in a particular industry or group of industries. For reasons discussed in detail under "Proposal: To Adopt a New Fundamental Investment Restriction Concerning Industry Concentration" the Funds' sub-advisor believes that each Fund may benefit from investing up to 30% of its net assets in the commercial banking industry.

A fund that concentrates its investments is considered to have a higher risk profile than a fund that does not concentrate its investments because it is more concentrated in a particular industry or sector than a fund that is not concentrated and it is more exposed to overall weakness in particular industries or sectors. The Funds' manager will seek to mitigate this risk by limiting each Fund's ability to concentrate in securities of issuers in the commercial banking industry to 30% of the value of its net assets and by adding risk disclosure to the Portfolios' registration statement.

Q:  HOW DOES EACH FUND'S BOARD OF TRUSTEES RECOMMEND THAT I VOTE?

Each Fund's Board of Trustees recommends that you vote in favor of, or FOR, the proposal on the enclosed proxy card.

Q:  WHOM DO I CALL FOR MORE INFORMATION OR TO PLACE MY VOTE?

Please call your Fund at 1.800.231.8002 for additional information. You can vote one of three ways:

By Mail: Use the enclosed proxy card to record your vote for each proposal, then return the card in the postpaid envelope provided;

By Touch-tone Phone: Dial the toll-free number found on your proxy card(s) and follow the simple instructions;

or

By Internet: Visit www.proxyvote.com and follow the simple instructions after entering the control number located on your proxy card(s).

One Commerce Square
Philadelphia, PA 19103

PROXY STATEMENT AND
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 6, 2008

To the Shareholders of The International Equity and
The Labor Select International Equity Portfolios:

This is your official notice that a Special Meeting of Shareholders of The International Equity and The Labor Select International Equity Portfolios (each, a "Fund" and, collectively, the "Funds"), each a series of Delaware Pooled Trust (the "Trust"), will be held on Thursday, March 6, 2008, at 3 p.m. at Two Commerce Square, 2nd floor Auditorium, Philadelphia, Pennsylvania. The purpose of the meeting is to consider and act upon the following Proposal and to transact any other business that properly comes before the meeting and any adjournments thereof.

1.  A proposal to adopt a new fundamental investment restriction concerning industry concentration; and

2.  Any other business properly brought before the meeting.

This Proxy Statement, which is first being mailed to shareholders on or about January 28, 2008, sets forth concisely the information that a shareholder of a Fund should know before voting on the Proposal. It should be read and retained for future reference.

Please vote and send in your Proxy Card(s) promptly to avoid the need for further mailings. Your vote is important.

Patrick P. Coyne
President

(This page has been left blank intentionally.)

One Commerce Square
Philadelphia, PA 19103

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 6, 2008

Meeting Information. The Board of Trustees (hereafter referred to as the "Board of Trustees") of Delaware Investments' Delaware Pooled Trust (the "Trust"), on behalf of each of The International Equity and The Labor Select International Equity Portfolios (each, a "Fund" and, collectively, the "Funds"), is soliciting your proxy to be voted at the Special Meeting of Shareholders of the Fund to be held on Thursday March 6, 2008 at 3:00 p.m., Eastern time, at Two Commerce Square, 2nd floor Auditorium, Philadelphia, Pennsylvania or any adjournments of the meeting (hereafter, the "Meeting").

Purpose of Meeting. The purpose of the Meeting is to consider one proposal that applies to each Fund. The Proposals are:

1.  To adopt a new fundamental investment restriction concerning industry concentration; and

2.  Any other business properly brought before the meeting.

This Proxy Statement, which is first being mailed to shareholders on or about January 28, 2008, sets forth concisely the information that a shareholder of a Fund should know before voting on the Proposal.

The Board of Trustees urges you to complete, sign and return the Proxy Card included with this Proxy Statement, whether or not you intend to be present at the Meeting. It is important that you return the signed Proxy Card promptly to help assure a quorum for the Meeting.

Copies of each Fund's most recent Annual Report and Semi-Annual Report, including financial statements, have previously been delivered to shareholders. Copies of these reports are available upon request at no charge by writing the Funds at the address shown on the top of this page or by calling toll free 1.800.231.8002.

General Voting Information. The persons designated as proxies will vote your shares as you instruct on the Proxy Card. If your signed Proxy Card is returned without any voting instructions, your shares will be voted "FOR" the Proposal. The persons designated as proxies will also be authorized to vote in their discretion on any other matters that may come before the Meeting. If you sign and return a Proxy Card, you may still attend the Meeting to vote your shares in person. If your shares are held of record by a broker-dealer and you wish to vote in person at the Meeting, you should obtain a Legal Proxy from your broker of record and present it at the Meeting. You may also revoke your proxy at any time before the Meeting: (i) by notifying Delaware Investments in writing; (ii) by submitting a later signed Proxy Card; or (iii) by voting your shares in person at the Meeting. Any letter of revocation or later-dated proxy must be received by Delaware Investments prior to the Meeting and must indicate your name and account number to be effective.

Each shareholder may cast one vote for each full share and a partial vote for each partial share of the Fund that they own on the record date, which is December 19, 2007 ("Record Date").

This proxy solicitation is being made largely by mail, but may also be made through telephone, facsimile, oral or other communications by officers or employees of the Trust, its investment manager, Delaware Management Company ("DMC"), the Funds' investment sub-advisor Mondrian Investment Partners Limited ("Mondrian"), or their affiliates. The Funds may also employ a professional proxy solicitation firm. The cost of the solicitation is being allocated among the Funds, DMC and Mondrian as described below under "Expenses of the Proposals."

Proxy Solicitation. This proxy solicitation is being made by the Board of Trustees for use at the Meeting. The cost of this proxy solicitation has been shared as set forth below under "Expenses of the Proposals." In addition to solicitation by mail, solicitations also may be made by advertisement, telephone, telegram, facsimile transmission or other electronic media, or personal contacts. The Funds will request broker-dealer firms, custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of the shares of record. The Funds may reimburse broker-dealer firms, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with such proxy solicitation. In addition to solicitations by mail, officers and employees of the Funds, Delaware Management Business Trust, Mondrian and their affiliates, without extra pay, may conduct additional solicitations by telephone, telecopy and personal interviews. The Funds have engaged Computershare Fund Services, Inc. ("Computershare") to solicit proxies from brokers, banks, other institutional holders and individual shareholders with respect to the Proposal at an anticipated estimated cost of $2,500 per Fund, including out of pocket expenses, which will be borne as described below. Fees and expenses may be greater depending on the effort necessary to obtain shareholder votes. The Funds have also agreed to indemnify Computershare against certain liabilities and expenses, including liabilities under the federal securities laws. The Funds expect that the solicitations will be primarily by mail, but also may include telephone, telecopy or oral solicitations.

As the Meeting date approaches, certain shareholders of the Funds may receive a telephone call from a representative of Computershare if their votes have not yet been received. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. These procedures are designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined.

In all cases where a telephonic proxy is solicited, the Computershare representative is required to ask for each shareholder's full name and address, or the zip code or employer identification number, and to confirm that the shareholder has received the proxy materials in the mail. If the shareholder is a corporation or other entity, the Computershare representative is required to ask for the person's title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Computershare, then the Computershare representative has the responsibility to explain the process, read the Proposal listed on the proxy card and ask for the shareholder's instructions on the Proposal. Although the Computershare representative is permitted to answer questions about the process, he or she is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Computershare will record the shareholder's instructions on the card. Within 72 hours, the shareholder will be sent a letter or mailgram to confirm his or her vote and asking the shareholder to call Computershare immediately if his or her instructions are not correctly reflected in the confirmation.

Expenses of the Proposals. The costs of the Proposal, including the costs of soliciting proxies, will be allocated among the Funds, DMC and Mondrian as described below. It is difficult to estimate precisely the costs because there can be circumstances that result in unanticipated levels of expense (e.g., difficulty with the solicitation of proxies, etc.). It is currently anticipated that the total cost of the proxy will be approximately $20,500 for each Fund. Of this amount, each Fund would bear 70%, or approximately $14,350, while DMC would bear 15%, or approximately $3,075, and Mondrian would bear 15%, or approximately $3,075. The costs associated with the Proposal will be borne by the Funds whether or not the Proposal is approved by shareholders.

Votes Required to Approve the Proposal. The Proposal must be approved by a majority of each Fund's outstanding shares on the Record Date, which is a vote by the holders of the lesser of (a) 67% or more of the voting securities present in person or by proxy at the Meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy; or (b) more than 50% of the outstanding voting securities. One-third of each Fund's shares outstanding and entitled to vote on the Record Date, represented in person or by proxy, makes up a quorum and must be present for the transaction of business at the Meeting. Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Meeting. They will be treated as votes present at the Meeting, but will not be treated as votes cast. They therefore would have the same effect as a vote "AGAINST" on proposals requiring a majority of votes present or a majority of outstanding voting securities for approval. The Funds do not anticipate receiving any broker non-votes.

If a quorum is not present at the Meeting or a quorum is present but sufficient votes to approve the Proposal are not received, or for any other reason, a majority of votes cast by the shareholders present in person or in proxy or the chairperson may adjourn the Meeting.

As of the Record Date, The International Equity Portfolio had 98,006,114.799 shares outstanding and The Labor Select International Equity Portfolio had 53,243,645.921 shares outstanding. To the Trust's knowledge, as of the Record Date, the following are all of the beneficial and record owners of more than five percent of each Fund.

The International Equity Portfolio

Shareholder Name and Address	Number of Shares	Percent of Fund
Patterson and Company Mutual Funds NC-1151 1525 West Harris Boulevard Charlotte, NC 28262-8522	29,886,402	30.49%
Patterson and Company Portfolio Strategies Omnibus 1525 West Harris Boulevard Charlotte, NC 28262-8522	13,398,091	13.67%
First Union Portfolio Strategies Omnibus 1525 West Harris Boulevard Charlotte, NC 28262-8522	11,201,034	11.43%

The Labor Select International Equity Portfolio

Shareholder Name and Address	Number of Shares	Percent of Fund
Local 804 I.B.T. & Local 447 I.A.M. 55 Glenlake Parkway NE Atlanta, GA 30328-3474	5,827,307	10.94%

At the Record Date, the Trustees and officers of the Trust as a group beneficially owned less than 1% of the shares of each class of each Fund.

PROPOSAL: TO ADOPT A NEW FUNDAMENTAL INVESTMENT
RESTRICTION CONCERNING INDUSTRY CONCENTRATION.

The Board of Trustees has approved a change to each Fund's policies regarding concentration that would permit the Fund to invest up to 30% of its assets in the commercial banking industry. The change in concentration policy will provide each Fund with greater flexibility to respond to future investment opportunities. Because the policy in question is considered to be a fundamental policy, the change requires shareholder approval before it can be implemented.

Mondrian uses the classification developed by the Global Industry Classification Standard (GICS) to define the commercial banking industry. GICS was developed by MSCI Barra, the provider of the Fund's benchmark, the Morgan Stanley Capital International EAFE® Index ("MSCI EAFE"), and Standard & Poor's. Under this definition, the commercial banking industry includes: (1) diversified banks, which are commercial banks whose businesses are derived primarily from commercial lending operations and have significant business activity in retail banking and small and medium corporate lending; and (2) regional banks, whose businesses are generally derived primarily from commercial lending operations and have significant business activity in retail banking and small and medium corporate lending. Commercial banking excludes companies that GICS would classify as thrifts and mortgage banks, investment banks and brokerages.

Each Fund is required to disclose its policy of concentrating its investments in a particular industry or group of industries under section 8(b)(1) of the Investment Company Act of 1940 (the "1940 Act"), and may not deviate from that policy unless it has obtained shareholder approval, as required by section 13(a)(3) of the 1940 Act. The Securities and Exchange Commission (the "SEC") has taken the position that a fund that invests more than 25% of its total assets in a particular industry is concentrating its investments in that industry. The International Equity Portfolio's current fundamental policy concerning concentration provides that:

[The Portfolio shall not] make any investments that will result in the concentration (as that term might be defined in the 1940 Act, any rule or order thereunder, or U.S. Securities and Exchange Commission staff interpretation thereof) of its investments in the securities of issuers primarily engaged in the same industry, provided that this restriction does not limit the Portfolio from investing in obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities, or in tax-exempt certificates of deposit.

The Labor Select International Equity Portfolio's current fundamental policy concerning concentration provides that:

[The Portfolio shall not m]ake any investment which would cause more than 25% of the market or other fair value of its respective total assets to be invested in the securities of issuers all of which conduct their principal business activities in the same industry. This restriction does not apply to obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities.

The Board, including the independent Trustees, recommends permitting each Fund to concentrate its investments, and, correspondingly, revising this fundamental investment limitation. A fund that concentrates its investments is considered to have a higher risk profile than a fund that does not concentrate its investments because it is more concentrated in a particular industry or sector than a fund that is not concentrated and it is more exposed to overall weakness in particular industries or sectors. Mondrian and Management will seek to mitigate this risk by limiting each Portfolio's ability to concentrate in securities of issuers in the commercial banking industry to 30% of the value of its net assets and by adding risk disclosure to the Portfolios' registration statement.

The center of Mondrian's research-based investment approach is a value oriented dividend discount methodology. As of December 31, 2007, approximately 19% of the net assets of The International Equity Portfolio and approximately 20% of the net assets of The Labor Select International Equity Portfolio were held in the commercial banking industry. Historically, Mondrian has commonly allocated approximately 2.5% – 3% of the assets of each of the Funds to each position. Due to the current limitation on concentration, Mondrian could become restricted from fully implementing its value style in managing the Funds should its research indicate the addition of one or two further attractive stocks in this industry.

In addition, the Funds' benchmark, the MSCI EAFE, has a substantial weighting in the commercial banking industry. As of December 31, 2007, the weighting was approximately 14%. An increase in the Funds' ability to invest in the commercial banking industry would allow Mondrian to increase the Funds' weightings in the commercial banking industry when Mondrian believes return potential can be captured.

Since the Funds are closed to new investors, this change is not being proposed to enhance the marketability of the Funds. Rather, the change is being proposed to enhance the return potential for existing shareholders.

The proposed new fundamental policies concerning concentration for each Fund would read as follows:

The Portfolio shall not make any investment that will result in the concentration (as that term might be defined in the 1940 Act, any rule or order thereunder, or U.S. Securities and Exchange Commission staff interpretation thereof) of its investments in the securities of issuers all of which conduct their principal business activities in the same industry, except the Portfolio may invest up to 30% of the value of its net assets in the securities of issuers that conduct their principal business activities in the commercial banking industry. This restriction does not apply to obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities, or tax-exempt certificates of deposit.

The Board, DMC and Mondrian believe that the proposed change will facilitate each Fund's pursuit of its investment strategy. Providing the Fund with the ability to concentrate their investments from time to time in the commercial banking industry would allow the Fund's managers additional flexibility to respond to changing conditions.

THE BOARD OF TRUSTEES, INCLUDING THE INDEPENDENT TRUSTEES,
UNANIMOUSLY RECOMMENDS THAT YOU APPROVE THE NEW FUNDAMENTAL INVESTMENT RESTRICTION CONCERNING INDUSTRY CONCENTRATION.

If the Funds' shareholders do not approve the proposed change to the Funds' investment limitations, the Funds' current concentration policies will remain in effect.

OTHER INFORMATION

Information about the Funds' Service Providers. DMC, located at One Commerce Square, Philadelphia, PA 19103, serves as the Funds' investment manager. Mondrian, located at fifth floor, 10 Gresham Street, London EC2V 7JD serves as the subadviser to the Funds. Delaware Distributors, L.P., serves as the principal underwriter to the Fund and Delaware Service Company, Inc., serves as its administrator; both have as their principal address One Commerce Square, Philadelphia, PA 19103.

Other Matters to Come Before the Meeting. The Board does not intend to present any other business at the Meeting, nor is it aware that any shareholder intends to do so. If, however, any other matters are properly brought before the Meeting, the persons named in the accompanying proxy card will vote on those matters in accordance with their judgment.

Shareholder Proposals. The Funds do not hold annual shareholder meetings. Shareholders wishing to submit proposals for consideration for inclusion in a proxy statement for a subsequent shareholder meeting should send their written proposals to the Secretary of the Trust, so that they will be received at a reasonable time prior to any such meeting.

The International Equity Portfolio (the “Fund”)

SPECIAL SHAREHOLDER MEETING – March 6, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Michael E. Dresnin, Cori E. Daggett and Kathryn R. Williams, or any of them, each with the right of substitution, proxies of the undersigned at the Special Meeting of Shareholders of the Fund to be held at Two Commerce Square, 2001 Market Street, 2nd floor Auditorium, Philadelphia, Pennsylvania, on Thursday, March 6, 2008 at 3 P.M., or at any postponement or adjournments thereof, with all the powers which the undersigned would possess if personally present, and instructs them to vote upon any matters which may properly be acted upon at this meeting and specifically as indicated on the reverse side of this form.  Please refer to the proxy statement for a discussion of each of these matters.

BY SIGNING AND DATING THIS CARD, YOU AUTHORIZE THE PROXIES TO VOTE THE PROPOSAL AS MARKED, OR IF NOT MARKED, TO VOTE “FOR” THE PROPOSAL, AND TO USE THEIR DISCRETION TO VOTE ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING, OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.  PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.

Please vote by checking ☒ the appropriate box below.

To adopt a new fundamental investment	FOR	AGAINST	ABSTAIN
restriction concerning industry concentration.	☐	☐	☐

THIS PROXY CARD IS ONLY VALID WHEN SIGNED AND DATED.  TO SECURE THE LARGEST POSSIBLE REPRESENTATION AND AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, PLEASE DATE AND SIGN NAME OR NAMES BELOW AS PRINTED ON THIS CARD TO AUTHORIZE THE VOTING OF YOUR SHARES AS INDICATED.  WHERE SHARES ARE REGISTERED WITH JOINT OWNERS, ALL JOINT OWNERS SHOULD SIGN.  PERSONS SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR OTHER REPRESENTATIVE SHOULD GIVE FULL TITLE AS SUCH.

Date , 2008

Signature(s) (Joint Owners) (PLEASE SIGN WITHIN BOX)

The Labor Select International Equity Portfolio (the “Fund”)

SPECIAL SHAREHOLDER MEETING – March 6, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Michael E. Dresnin, Cori E. Daggett and Kathryn R. Williams, or any of them, each with the right of substitution, proxies of the undersigned at the Special Meeting of Shareholders of the Fund to be held at Two Commerce Square, 2001 Market Street, 2nd floor Auditorium, Philadelphia, Pennsylvania, on Thursday, March 6, 2008 at 3 P.M., or at any postponement or adjournments thereof, with all the powers which the undersigned would possess if personally present, and instructs them to vote upon any matters which may properly be acted upon at this meeting and specifically as indicated on the reverse side of this form.  Please refer to the proxy statement for a discussion of each of these matters.

BY SIGNING AND DATING THIS CARD, YOU AUTHORIZE THE PROXIES TO VOTE THE PROPOSAL AS MARKED, OR IF NOT MARKED, TO VOTE “FOR” THE PROPOSAL, AND TO USE THEIR DISCRETION TO VOTE ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING, OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.  PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.

Please vote by checking ☒ the appropriate box below.

To adopt a new fundamental investment	FOR	AGAINST	ABSTAIN
restriction concerning industry concentration.	☐	☐	☐

THIS PROXY CARD IS ONLY VALID WHEN SIGNED AND DATED. TO SECURE THE LARGEST POSSIBLE REPRESENTATION AND AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, PLEASE DATE AND SIGN NAME OR NAMES BELOW AS PRINTED ON THIS CARD TO AUTHORIZE THE VOTING OF YOUR SHARES AS INDICATED. WHERE SHARES ARE REGISTERED WITH JOINT OWNERS, ALL JOINT OWNERS SHOULD SIGN. PERSONS SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR OTHER REPRESENTATIVE SHOULD GIVE FULL TITLE AS SUCH.

Date , 2008

Signature(s) (Joint Owners) (PLEASE SIGN WITHIN BOX)